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                                               EXHIBIT H TO EXHIBIT 10(xiv)


                        ______________________________

                        TEKTRONIX EMPLOYMENT AGREEMENT
                        ______________________________

I understand and agree to the following during my employment with Tektronix, Inc. (together with its subsidiaries referred to herein as "Tektronix") and after its termination:

     (1) I will not make any unauthorized use or disclosure of any confidential information about Tektronix, its products, customers or suppliers.

     (2) I will promptly disclose to Tektronix any inventions, software or mask works which I, whether by myself or with others, may develop during my employment and for six months after termination from Tektronix that relate to Tektronix activities or that result from work performed for Tektronix or from the use of Tektronix equipment, supplies, facilities or confidential information.

     (3) I agree to assign, and hereby do assign, to Tektronix any inventions, software or mask works covered by paragraph 2 above, and I will give all assistance requested by Tektronix at any time to obtain or protect its interests in patents, software, mask works or inventions upon which I have worked in connection with my employment.

     (4) I will not directly or indirectly ship, transmit, or release in any manner outside the United States or to a non-U.S. national at any time during or after my employment by Tektronix any confidential information, including technical data acquired or developed during my employment or the direct product of such technical data without both the prior authorization of Tektronix and any required U.S. government license, authorization or approval.

     (5) I understand that my employment is for an indefinite period of time and may be terminated at any time and for any reason (with or without cause) by either me or Tektronix.

This agreement replaces any prior "Employment Agreement" I have signed with Tektronix. It is to be interpreted in accordance with any limitations on assignment of inventions by applicable laws in the states in which it is to be enforced. This agreement may not otherwise be modified except by written agreement signed by an officer of Tektronix, Inc.

                        ___________________________________

                        Signed:  /s/ Carl W. Neun
                        Print or Type Name:  Carl W. Neun
                        Social Security Number: ###-##-####
                        Date:  3/30/93
                        ___________________________________



000-9208-00                                                    Revised 1/15/91